EIGHTH AMENDMENT TO CREDIT AGREEMENT
This EIGHTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of March 15, 2019 among INNERWORKINGS, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (the “Administrative Agent”), Swing Line Lender and L/C Issuer. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement (as defined below).
RECITALS
WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of August 2, 2010 (as previously amended and modified from time to time, the “Credit Agreement”);
WHEREAS, the Borrower is requesting that the Administrative Agent and the Lenders modify certain provisions of the Credit Agreement; and
WHEREAS, the Administrative Agent, Swing Line Lender, L/C Issuer and the Lenders party hereto have agreed to amend certain terms of the Credit Agreement on the terms, and subject to the conditions, set forth below.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
1.    Amendments.

(a)    Clause (b)(xii) of the definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended and restated to read as follows:

“(xii) up to $4,500,000 of professional service costs related to the restructuring costs added back pursuant to clause (b)(xi) to the extent incurred after December 31, 2017 and on or before March 31, 2019 minus”

(b)    Section 8.11(b) of the Credit Agreement is hereby amended and restated to read as follows:

(b)    Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower set forth below to be greater than the ratio corresponding to such fiscal quarter:

Calendar Year	March 31	June 30	September 30	December 31
2017	3.00 to 1.0	3.00 to 1.0	3.00 to 1.0	3.00 to 1.0
2018	3.00 to 1.0	4.00 to 1.0	4.25 to 1.0	4.50 to 1.0
2019	4.75 to 1.0	3.00 to 1.0	3.00 to 1.0	3.00 to 1.0
thereafter	3.00 to 1.0	3.00 to 1.0	3.00 to 1.0	3.00 to 1.0

(c)    Section 8.11(c) of the Credit Agreement is hereby amended and restated to read as follows:

(c)    Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than, (i) for the fiscal quarter ended December 31, 2018, 4.00 to 1.0, (ii) for the fiscal quarter ended March 31, 2019, 3.50 to 1.0 and (iii) for any fiscal quarter thereafter, 5.00 to 1.0.

2.    Effectiveness; Conditions Precedent. This Amendment shall be effective as of December 31, 2018 upon satisfaction of the following conditions precedent:

(a)Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Loan Parties, and the Required Lenders.

(b)Amendment Fee. The Borrower shall have paid to the Administrative Agent for the account of each Lender approving this Amendment an amendment fee equal to 0.10% of the Revolving Commitment of such Lender.

(c)Attorney Costs. The Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (“Attorney Costs”) to the extent invoiced prior to or on the date hereof, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

3.    Ratification of Credit Agreement. The term “Credit Agreement” as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended and modified by this Amendment. Except as herein specifically agreed, the Credit Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall remain in full force and effect according to its terms. The Loan Parties acknowledge and consent to the modifications set forth herein and agree that this Amendment does not impair, reduce or limit any of their obligations under the Loan Documents (including, without limitation, the indemnity obligations set forth therein) and that, after the date hereof, this Amendment shall constitute a Loan Document. Notwithstanding anything herein to the contrary and without limiting the foregoing, each of the Guarantors reaffirm their guaranty obligations set forth in the Credit Agreement.
4.    Authority/Enforceability. Each of the Loan Parties represents and warrants as follows:
(a)It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) Debtor Relief Laws and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its Organization Documents or (ii) materially violate, contravene or conflict with any Laws applicable to it.

5.    Representations. The Loan Parties represent and warrant to the Lenders that the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date.
6.    Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy or other electronic imaging means (i.e., .pdf) shall be effective as an original.
7.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered and this Amendment shall be effective as of the date first set forth above.
BORROWER:                INNERWORKINGS, INC.,
a Delaware corporation
By:    /s/ Donald W. Pearson
Name:    Donald W. Pearson
Title:    CFO
GUARANTORS:            EYELEVEL, INC.,
an Oregon corporation
By:    /s/ Will Atkins
Name:    Will Atkins
Title:    Director

ADMINISTRATIVE AGENT:        BANK OF AMERICA, N.A.,
as Administrative Agent
By:    /s/ Felicia Brinson
Name:    Felicia Brinson
Title:    Assistant Vice President

LENDERS:                BANK OF AMERICA, N.A.,
as a Lender, an L/C Issuer and the Swing Line Lender

By:    /s/ Michael J. Haas
Name:    Michael J. Haas
Title:    Senior Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender
By:    /s/ Jeremy M. Tworek
Name:    Jeremy M. Tworek
Title:    Executive Director

PNC BANK, NATIONAL ASSOCIATION,
as a Lender
By:    /s/ Robert G. Stevens
Name:    Robert G. Stevens
Title:    Vice President

ASSOCIATED BANK, N.A.,
as a Lender
By:    /s/ Craig Thessin
Name:    Craig Thessin
Title:    Senior Vice President

THE NORTHERN TRUST COMPANY,
as a Lender
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as a Lender
By:    /s/ Phillip Salter
Name:    Phillip Salter
Title:    Vice President